EXHIBIT 3.2 AMEND CERTIFICATE OF INCORPORATION

                                  STATE OF DELAWARE
                           OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE OF AMENDMENT
OF  "VOICENET,  INC.",  FILED IN THIS OFFICE ON THE  SIXTEENTH DAY OF SEPTEMBER,
A.D. 1996, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS  CERTIFICATE  HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY RECORDER OF DEEDS FOR RECORDING.

                             AUTHENTICATION: 8107961
                                 DATE: 09-18-96

2609818 8100
960268617

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                OF VOICENET, INC.

     The  undersigned,  being the  President  of Voicenet,  Inc., a  corporation organized  and existing  under and by virtue of the General  Corporation  of the
State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST:  That Article 4 of the Certificate of Incorporation be and is hereby amended to read as follows:

          4. The total  number of  shares of all  classes  of stock of which the
Corporation  shall have  authority to issue is  11,000,000  of which  10,000,000 shall be shares of Common Stock,  par value $.01 per share,  and 1,000,000 shall be shares of Preferred  Stock,  par value $.01 per share.  The relative  rights, preferences  and limitations of the shares of capital stock shall be as follows:
COMMON STOCK. The  Corporation's  Common Stock shall be of one class.  PREFERRED
STOCK. The Corporation's Preferred Stock shall be of one class.

     SECOND:  That a special meeting of the  stockholders of the Corporation was duly called and held,  upon notice in accordance with Section 222 of the General
Corporation  Law of the state of Delaware at which meeting the necessary  number of shares as required by statute were voted in favor of the amendment.

     THIRD:  That  this  amendment  was  duly  adopted  in  accordance  with the provisions  of  section  242 of the  General  Corporation  Law of the  State  of
Delaware.

          IN WITNESS WHEREOF,  I have signed this certificate as of the 16th day of September, 1996.

                                    /s/ Frank Carr
                                    -----------------------------
                                    Frank Carr,
                                    Chief Executive Officer